CLARKSONS St. Magnus House 3 Lower Thames Street London EC3R 6HE
+44 (0) 20 7334 0000	www.clarksons.com

October 18th, 2007

Seacastle Inc.

Ladies & Gentlemen:

Reference is made to the Form S-l registration statement (the “Registration Statement”) relating to the initial public offering of common stock by Seacastle Inc. (the “Company”).

We have reviewed the section in the Prospectus entitled “Containership Industry” and confirm that the sub sections entitled “Global Containerised Trade” and “Containerships”, accurately describe the international container shipping markets. We hereby consent to the references to our name in the Registration Statement and to the use of the graphical and statistical information supplied by us set forth in the Registration Statement. We further advise the Company that our role has been limited to the provision of such data, graphs, and tables included therein. With respect to any statistical data, graphs and tables supplied by us, we advise you that:

•	some industry data included therein is based on estimates or subjective judgments,
•	the published information of other shipping industry data collection experts may differ from this data, and
•

while we have taken reasonable care in the compilation of such statistical data, graphs and tables and believe them to be correct, data compilation is subject to limited audit and validation procedures.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and to the reference to our firm in the section of the Registration Statement entitled “Prospectus Summary”, “Management Discussion of Financial Condition and Results of Operation”, “Industry”, “Business” and “Experts.”

CLARKSON RESEARCH SERVICES LIMITED

By:	/s/ C. J. Tyler	By:	/s/ S. J. Gordon
Name:	C. J. TYLER	Name:	S. J. GORDON
Title:	DIRECTOR	Title:	DIRECTOR

Clarkson Research Services Limited England No 1944749: Registered Office as above